Exhibit #(3.1)
	                           ARTICLES OF INCORPORATION

                                       	OF

                                	FNB CORPORATION


                                   	I  Name

The name of the corporation is FNB Corporation.

                                 	II  Purpose

The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

                               	III  Capital Stock

The Corporation shall have authority to issue five million (5,000,000) shares of Common Stock, par value $5.00 per share.

     (a) Dividends. Subject to the provisions of law and the rights of holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.
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     (b)  Liquidation.  In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after payment or provision for the payment of all the liabilities and obligations of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

     (c) Voting. Except to the extent to which the Board of Directors shall have specified voting power with respect to any other class of stock and except as otherwise provided by law, the exclusive voting power shall be vested in the Common Stock, the holder thereof being entitled to one vote for each share of Common Stock at all meetings of the shareholders of the Corporation.

                       	IV  No Preemptive Rights

No holder of shares of the capital stock of the Corporation of any class shall have any preemptive or preferential right to subscribe to or purchase
(i) any shares of capital stock of the Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

                             V  Directors

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors
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as may be fixed from time to time in the bylaws or by resolution adopted by the affirmative vote of a majority of the Directors then in office. The Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors, with one class to be originally elected for a term of one year, another class to be originally elected for a term expiring in two years, and another class to be originally elected for a term of three years. At each succeeding annual meeting of shareholders beginning in 1997, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, may by majority vote choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the Directors then in office shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.
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Directors of the Corporation may be removed by shareholders of the
Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

               	VI  Indemnification and Limit on Liability

     (a) Mandatory Indemnification. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, each Director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such Director or officer. The determination that the indemnification under this subsection (a) is permissible shall be made as provided by law. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

(b) Limitation of Liability. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, in any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of
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shareholders of the Corporation, a director or officer of the Corporation shall not be liable in any monetary amount for damages arising out of or resulting from a single transaction, occurrence or course of conduct, provided that the elimination of liability herein set forth shall not be applicable if the Director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

     (c) Agents and Employees. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to indemnify or contract in advance to indemnify any person not specified in subsection (a) of this Article against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (a) of this Article.

     (d) References. Every reference in this Article to Director, officer, employee, agent or consultant shall include (i) every Director, officer, employee, agent or consultant of the Corporation or any corporation the majority of the voting stock of which is owned directly or indirectly by the Corporation, (ii) every former Director, officer, employee, agent or consultant of the Corporation, (iii) every person who may have served at the request of or on behalf of the Corporation as a Director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors
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and administrators.

     (e) Effective Date. The provisions of this Article VI shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to such a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article VI shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

     (f) Change in Control. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancements of expenses with respect to any claim for indemnification made pursuant to subsection (a) of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

           	VII Shareholder Approval of Certain Transactions

An amendment of the Corporation's Articles of Incorporation, a plan of merger or share exchange, a transaction involving the sale of all or substantially all the Corporation's assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority
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of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the Directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by at least two-thirds of the Directors in office, then the transaction shall be approved by the vote of eighty percent (80%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

                      VIII Registered Office/Agent

The Corporation's registered office shall be 105 Arbor Drive, PO Box
600, Christiansburg, Virginia 24073 (Montgomery County). The registered agent shall be Peter A. Seitz, a resident of Montgomery County, Virginia, and a member of the Virginia State Bar.

                        	Secretary's Certificate

I, Peter A. Seitz, the undersigned Secretary of FNB Corporation do hereby certify that the above Articles of Incorporation are a true restatement of the corporation's Articles through this 18th day of March, 1997.

                                      /s/ Peter A. Seitz
                                      Peter A. Seitz


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